Exhibit 10.1

Execution Copy

AMENDMENT NO. 1 TO
CACTUS, INC.
LONG-TERM INCENTIVE PLAN

The Cactus, Inc. Long-Term Incentive Plan (the “Plan”) is hereby amended, effective as of November 25, 2019 as follows:

A.	The Plan shall be amended by adding the following Section 9(o) thereto:

(o)	Minimum Vesting Requirements. All Awards, and tranches or portions thereof, granted under the Plan on and after November 25, 2019 (the “Amendment Date”) shall be subject to a minimum vesting period of one year measured from the Date of Grant; provided, however, that up to 5% of the total number of shares of Common Stock remaining available for issuance under the Plan under Section 4(a) as of the Amendment Date (subject to adjustment thereafter under Section 8) may be granted without regard to this minimum vesting period. Nothing contained in this Section 9(o) shall limit the Committee’s authority to provide for accelerated vesting in the event of an earlier Change in Control or termination of service and, for the avoidance of doubt, any shares of Common Stock issued as a result of such accelerated vesting shall not count against the 5% limit described above. Notwithstanding anything in the Plan to the contrary, Awards granted in connection with a merger, acquisition or similar transaction in substitution for stock awards granted by a previously-unrelated entity shall not be subject to the minimum vesting provisions of this Section 9(o) and shall not count against the 5% limit described above.

B.	All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

C.	Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has approved, ratified and executed this Amendment on this 25th day of November, 2019.

CACTUS, INC.

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President

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